Exhibit 99.2

Termination of Joint Filing Agreement

Each of the undersigned hereby terminates that certain Joint Filing Agreement, dated March 10, 2016, relating to Sparton Corporation to the extent the undersigned is a party thereto, effective immediately.

May 4, 2016

Engine Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Jet Capital, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Capital Management, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

Engine Investments, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

Norwood Capital Partners, LP

By:	Norwood Investment Partners, LP its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Partner

Norwood Investment Partners, LP

By:	Norwood Investment Partners GP, LLC its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

Norwood Investment Partners GP, LLC

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Managing Member

/s/ Charles H. Hoeveler
CHARLES H. HOEVELER